Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

Robert Chvátal, as Chief Executive Officer of EuroTel Bratislava, a.s. (the “Company”), and Ivan Bošnák, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that

(1) the financial statements on Form 6-K furnished to the Securities and Exchange Commission by the Company on March 5, 2004 in connection with the earnings release dated March 2, 2004 (the ”Earnings Release”), fully comply with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Earnings Release fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 5, 2004		ROBERT CHVÁTAL
	Name:	Robert Chvátal
	Title:	Chief Executive Officer,
EuroTel Bratislava, a.s.

Dated: March 5, 2004		Ivan Bošňák
	Name:	Ivan Bošňák
	Title:	Chief Financial Officer,
EuroTel Bratislava, a.s.

A signed original of this written statement required by Section 906 has been provided to EuroTel Bratislava, a.s. and will be retained by EuroTel Bratislava, a.s. and furnished to the Securities and Exchange Commission or its staff upon request.